Exhibit 10.24

AMENDMENT TO THE

LEGG MASON WOOD WALKER, INCORPORATED

FINANCIAL ADVISOR RETENTION PLAN

WHEREAS, the Board of Directors (the “Board”) of Legg Mason Wood Walker, Incorporated (the “Company”) previously adopted the Legg Mason Wood Walker, Incorporated Financial Advisor Retention Plan, (as amended from time to time) (the “Plan”); and

WHEREAS, in connection with the transactions contemplated by the Transaction Agreement, dated as of June 23, 2005, (the “Transaction Agreement”) by and between Citigroup Inc. and Legg Mason, Inc. (“Legg Mason”), the Board desires to amend the Plan, in accordance with Section 20 thereof, to (i) provide, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, for the accelerated vesting of that portion of the retention bonus credited to the account of each financial advisor who is a PC/CM Continuing Business Employee (as defined in the Transaction Agreement), that is scheduled to vest on or before December 31, 2006, (ii) provide that, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, for purposes of the Plan, the employment of each financial advisor who is a PC/CM Continuing Business Employee will terminate as of the Closing Date (as defined in the Transaction Agreement), (iii) assign, effective as of November 15, 2005, of all of the Company’s rights, duties and obligations under the Plan to Legg Mason & Co., LLC, and (iv) provide that, effective as of the Closing Date, the Plan shall terminate and all vested accounts thereunder shall be paid out as soon as practicable.

NOW, THEREFORE, effective as of November 15, 2005, the Plan is hereby amended as follows:

1. Section 1 of the Plan is hereby amended by adding the following at the end thereof:

In connection with the transactions contemplated by the Transaction Agreement, the Board of Directors of the Company has approved certain amendments to the Plan, effective as of November 15, 2005, to (i) provide, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, for the accelerated vesting of that portion of the Retention Bonus credited to the Account of each Financial Advisor who is a PC/CM Continuing Business Employee, that is scheduled to vest on or before December 31, 2006, (ii) provide, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, that, for purposes of the Plan, the employment of each Financial Advisor who is a PC/CM Continuing Business Employee shall terminate as of the Closing Date and (iii) assign all of the Company’s rights, duties and obligations under the Plan to Legg Mason & Co. The Plan shall terminate following the payment of all outstanding Accounts of each Financial Advisor who is a PC/CM Continuing Business Employee hereunder.

2. The following definition is hereby added to Section 2 of the Plan:

“Closing Date” has the meaning set forth in the Transaction Agreement.

3. The definition of “Committee” in Section 2(b) of the Plan is hereby amended by deleting the section in its entirety and replacing it with the following:

“Committee” means the Compensation Committee of the Board of Directors of Legg Mason, Inc, or any successor committee designated by such committee.

4. The definition of “Company” in Section 2(c) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

“Company” means Legg Mason Wood Walker, Incorporated; provided, however, that effective as of November 15, 2005, all of Legg Mason Wood Walker’s rights, duties and obligations under the Plan shall be assumed by Legg Mason & Co.

5. The following definition is hereby added to Section 2 of the Plan:

“Legg Mason & Co means Legg Mason & Co., LLC.

6. The following definition is hereby added to Section 2 of the Plan:

“PC/CM Continuing Business Employee” has the meaning set forth in the Transaction Agreement.

7. The following definition is hereby added to Section 2 of the Plan:

“Transaction Agreement” means the Transaction Agreement, dated as of June 23, 2005, by and between Legg Mason, Inc. and Citigroup Inc.

8. Section 7(a) of the Plan is hereby amended by adding the following paragraph at the end thereof:

Contingent upon the consummation of the transactions contemplated by the Transaction Agreement, for purposes of determining the amount of any distribution payable to any Financial Advisor who is a PC/CM Continuing Business Employee, the amount of the Financial Advisor’s Retention Bonuses credited to the Financial Advisor’s Account that is scheduled to vest on or before December 31, 2006, shall be fully vested as of the Closing Date. Such Financial Advisor’s Account shall be distributed in accordance with the terms and conditions of the Plan. As a result of, and subject to, the consummation of the transactions contemplated by the Transaction Agreement, for purposes of the Plan, the employment of each Financial Advisor who is a PC/CM Continuing Business Employee shall terminate as of the Closing Date. Accordingly, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, with respect to any portion of such Financial Advisor’s Retention Bonuses credited to such Financial Advisor’s Account that is scheduled to vest on or after January 1, 2007, the unvested portion of such Financial Advisor Account shall be forfeited in its entirety without any payment therefor.

9. Section 8 of the Plan is hereby amended by adding the following subsection (e) at the end thereof:

Notwithstanding the foregoing, with respect to any amounts payable pursuant to the last paragraph of Section 7(a), payments shall be made as soon as practicable.

10. Section 20 of the Plan is hereby amended by adding the following sentence at the end thereof:

Effective as of the Closing Date, the Plan shall be terminated and all vested Accounts shall be paid out as soon as practicable.

IN WITNESS WHEREOF, the Company has duly executed and delivered this Amendment as of the date first above written.

LEGG MASON WOOD WALKER, INCORPORATED

By:	/s/ Charles J. Daley, Jr.
Name:	Charles J. Daley, Jr.
Title:	Senior Vice President, CFO & Treasurer

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